UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                   FORM 8-K/A
                                (Amendment No. 1)


                                 CURRENT REPORT


     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (date of earliest event reported) DECEMBER 18, 2000




                              SEPRAGEN CORPORATION
        (Exact name of small business issuer as specified in its charter)

          California                      1-14068                68-0073366
(State or other jurisdiction of   (Commission file number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)

                30689 Huntwood Avenue, Hayward, California 94544
                    (Address of principal executive offices)

      (Registrant's telephone number (including area code): (510) 476-0650

(Former name, former address and former fiscal year if changed since last report): N/A



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Item 4.  Changes in Registrant's Certifying Public Accountant

         a. Effective November 28, 2000, Sepragen Corporation accepted the resignation of Grant Thornton LLP as the Company's independent accountants.

         b. There has been no disagreement with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure.

         c. The opinion for the year ended December 31, 1998 was unqualified except for a modification with respect to the Company's ability to continue as a going concern and the opinion for the year ended December 31, 1999 was unqualified.

         d. The auditors have advised the Company of reportable condition on November 6, 2000 regarding the inadequacy of its infrastructure to meet its statutory obligation to meet the SEC filing requirements.

         e. Effective December 18, 2000, the Company has selected Bedinger & Company, Certified Public Accountants as its independent accountants.

         f. The Company has provided Grant Thornton LLP with a copy of the disclosures contained herein, and has requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees or disagrees with the statements made by the Company in compliance with rules for form 8-K and S-K 304. The response from Grant Thornton is attached as
Exhibit 16.1.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has caused this report to be signed on its behalf by the undersigned duly authorized:

                                    SEPRAGEN CORPORATION



Date: December 20, 2000             By: /s/ VINIT SAXENA
                                        --------------------------------------
                                        Vinit Saxena, Chief Executive Officer,
                                        President, Principal Financial Officer
                                        and Chief Accounting Officer



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